UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2010

IX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151381	36-4620445
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

711 Third Avenue, Suite 1505, New York, New York 10017
(Address of principal executive offices) (zip code)

(212) 682-5068
 (Registrant's telephone number, including area code)

Copies to:
Sunny J. Barkats, Esq.
JSBarkats, PLLC
100 Church Street, 8th Floor
New York, New York 10007
Phone: (646) 502-7001
Fax: (646) 607-5544

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On April 29, 2010, IX Energy Holdings, Inc. (“Holdings”) and its wholly owned subsidiary IX Energy, Inc.  (“IXE” and collectively with Holdings, the “Company”) entered into a settlement agreement with certain individuals (the “Noteholders”) who were issued promissory notes by IXE in July 2008.  Pursuant to the terms of the settlement agreement, the  Noteholders received an aggregate of $125,000 and 5,000,000 shares of common stock of Holdings. These 5,000,000 shares of common stock had been duly issued and outstanding prior to the Noteholders obtaining the promissory notes in July 2008 and were exchanged for the ability of the Company to focus on business opportunities in its same line of business by removing these obligations of the Company.  The Noteholders received piggy-back registration rights in connection with the shares issued under the settlement agreement. In addition, in connection with the settlement agreement, the Noteholders executed Stipulations of Discontinuance which were filed with the court in New York County, to dismiss, with prejudice, the actions brought against the Company related to the promissory notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement dated as of April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: May 5, 2010	By	/s/ Steven Hoffman
Name: Steven Hoffman
Title: Chief Executive Officer